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                                                                   EXHIBIT 23.3


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated March 22, 2000, relating to the consolidated financial statements and financial statement schedule of SMTC Corporation (formerly Hi-Tech Manufacturing, Inc., subsequently HTM Holdings, Inc.), which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Broomfield, Colorado
July 19, 2000